Exhibit 3.30(a)

CERTIFICATE OF INCORPORATION

OF

HERITAGE MINING COMPANY, INC.

ARTICLE ONE

           The name of the corporation is Heritage Mining Company, Inc. (hereafter called the "Corporation").

ARTICLE TWO

           The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

           The total number of shares which the Corporation shall have the authority to issue is One Hundred (100) shares, all of which shall be shares of Common Stock, par value $.01 per share.

ARTICLE FIVE

           The names and mailing addresses of the incorporator are a follows:

Name Eileen C. McNamara	Address c/o Kirkland & Ellis 153 East 53rd Street 39th Floor New York NY 10022

ARTICLE SIX

           The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

ARTICLE SEVEN

           The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

ARTICLE EIGHT

           The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE NINE

           The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation from time to time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

           I, the undersigned, being the sole incorporator hereinbefore name, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of July, 1995.

/s/ Eileen C. McNamara Eileen C. McNamara Sole Incorporator

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HERITAGE MINING COMPANY, INC.

           The undersigned, being the President and Secretary, respectively, of Heritage Mining Company, Inc., a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

           1. That the Directors of the Corporation pursuant to a Written Consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as following (the "Amendment"):

"FIRST: The name of the corporation is Heritage Mining Company (hereinafter called "the Corporation" or "this Corporation")."

           2. That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 4th day of December, 1995.

By: /s/ Michael A. Kafoury Michael A. Kafoury, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

           Heritage Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

           The Board of Directors of Heritage Mining Company adopted the following resolution on the 21st day of May, 1999.

           Resolved, that the registered office of Heritage Mining Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Heritage Mining Company has caused this statement to be signed by Kevin Crutchfield, its President, this 21st day of May, 1999.

/s/ Kevin Crutchfield Kevin Crutchfield, President